                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              BRE Properties, Inc.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     3) Filing Party:


        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

                                     [LOGO]

                            -----------------------

                              BRE PROPERTIES, INC.
                             ----------------------

                                                                October 20, 1994

Fellow Shareholders:

    It is a pleasure to invite you to join us at our 1994 Annual Meeting of Shareholders to be held on Tuesday, November 22, 1994 at 2:00 p.m. in the A.P. Giannini Auditorium, Bank of America Center, 555 California Street, San Francisco, California.

    This booklet includes the notice of meeting and proxy statement, which contains information about the formal business to be acted on by the shareholders. The meeting will also feature a report on the operations of your company, followed by a question and discussion period. After the meeting, you will have the opportunity to speak informally with the directors and officers.

    It is important that your shares be voted whether or not you plan to be present at the meeting. Please complete, sign, date and return the enclosed form of proxy promptly. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

                                          Sincerely,

                                          BRE PROPERTIES, INC.

                                          ARTHUR G. VON THADEN
                                          PRESIDENT & CHIEF EXECUTIVE OFFICER

 One Montgomery Street, Suite 2500, Telesis Tower, San Francisco, CA 94104-5525
                                 (415) 445-6530

                              BRE PROPERTIES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    Notice is hereby given that the Annual Meeting of Shareholders of BRE Properties, Inc. (the "company") will be held on Tuesday, November 22, 1994, at 2:00 p.m. San Francisco time, in the A.P. Giannini Auditorium, Bank of America Center, 555 California Street, San Francisco, California, for the following purposes:

        1.  To elect two Class I directors for a term of three years.

        2.  To approve the amended and restated 1992 Employee Stock Plan.

        3.  To approve the 1994 Non-Employee Director Stock Plan.

        4. To approve the selection of Ernst & Young as the company's independent auditors for the fiscal year ending July 31, 1995.

        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Shareholders of record at the close of business on September 27, 1994 shall be entitled to vote at the meeting.

                                          By Order of the Board of Directors

                                          ELLEN G. BRESLAUER, SECRETARY

Dated: October 20, 1994

    To assure that your shares are represented at the meeting, please fill in, date, sign and mail promptly the enclosed proxy in the post-paid envelope provided. If you attend the meeting, you may choose to vote in person even though you have sent in your proxy.

                              BRE PROPERTIES, INC.
                       ONE MONTGOMERY STREET, SUITE 2500
                                 TELESIS TOWER
                          SAN FRANCISCO, CA 94104-5525

                           TELEPHONE: (415) 445-6530
                           FACSIMILE: (415) 445-6505

                              -------------------

                                PROXY STATEMENT
                              -------------------

                         ANNUAL MEETING OF SHAREHOLDERS

    The enclosed proxy is solicited by the Board of Directors of BRE Properties, Inc., a Delaware corporation (the "company"), for use at the Annual Meeting of Shareholders of the company (the "Annual Meeting") to be held on Tuesday, November 22, 1994, at 2:00 p.m., San Francisco time, or at any adjournment thereof. The meeting will be held in the A.P. Giannini Auditorium, Bank of America Center, 555 California Street, San Francisco, California. At the meeting, holders of record of Class A common stock ("Common Stock") at the close of business on September 27, 1994 will be entitled to vote. On that date, the company's outstanding capital stock consisted of 10,925,483 shares of Common Stock, entitled to one vote each at the meeting.

    The cost of soliciting proxies in the enclosed form will be borne by the company. The company has engaged D.F. King & Co., Inc., a professional proxy soliciting firm, to aid in the solicitation of proxies and will pay such firm a fee of $5,000, plus its expenses. Directors, officers and employees of the company may also, without additional compensation, solicit proxies by mail, personal interview, telephone and telecopy.

    The company will request banks, brokerage houses and other institutions, nominees or fiduciaries to forward the soliciting material to the beneficial owners of shares and to obtain authorization for the execution of proxies. The company will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners.

    All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies. If no choice is specified, the shares represented by a signed proxy will be voted in favor of the proposals set forth in the notice attached hereto. The two nominees for election as Directors who receive the highest number of votes therefor at the Annual Meeting shall be elected as directors (Proxy Item No. 1). The affirmative votes of the holders of a majority of the shares present in person or by proxy at the Annual Meeting shall be required to approve the amended and restated 1992 Employee Stock Plan (Proxy Item No. 2) and the 1994 Non-Employee Director Stock Plan (Proxy Item No. 3).

    Votes at the Annual Meeting will be tabulated by one or more independent inspectors of election appointed by the company. Abstentions and votes withheld by brokers in the absence of instructions from street-name holders (broker non-votes) will be included in the determination of shares present at the Annual Meeting for purposes of determining a quorum. Abstentions will be counted towards the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

    The company's principal executive offices are located at One Montgomery Street, Suite 2500, Telesis Tower, San Francisco, California 94104-5525.

    This Proxy Statement and the enclosed proxy are scheduled to be mailed to shareholders commencing on or about October 20, 1994.

                             ELECTION OF DIRECTORS
                               (PROXY ITEM NO. 1)

    The company's Board of Directors (the "Board") consists of six members, divided into three classes designated Class I, Class II and Class III. Currently, there are two Class I directors, two Class II directors and two Class III directors.

    At this Annual Meeting, the Class I directors are to be elected for a term of three years (expiring 1997) or until the election and qualification of their successors. Management proposes reelection of Mr. Arthur G. von Thaden and Mr. Malcolm R. Riley as the Class I directors of the company. The accompanying proxies solicited by the Board of Directors (unless otherwise directed, revoked or suspended) will be voted for the reelection of Messrs. von Thaden and Riley. Messrs. von Thaden and Riley are at present the Class I directors of the company and were elected to their present term of office at the 1991 Annual Meeting of Shareholders of the company.

    In the unanticipated event that either nominee should become unavailable for election or upon election should be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment.

    The following table sets forth certain information as to the nominees, as well as other members of the Board, including their ages, principal business experience during the past five years, the year they each first became a director, Board committee membership and other directorships currently held in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.

                                           PRINCIPAL BUSINESS EXPERIENCE                     DIRECTOR      BOARD COMMITTEE
             NAME                              DURING PAST FIVE YEARS                 AGE   SINCE (1)        MEMBERSHIP
- - ------------------------------   --------------------------------------------------   ---   ----------   -------------------
                                                          NOMINEES
Arthur G. von Thaden..........   President  and  Chief  Executive  Officer  of  the   62         1981    Executive
                                  company.  Chief  Executive  Officer,  BankAmerica
                                  Realty Services, Inc.,  a real estate  investment
                                  advisory firm, from 1970 to September 1987.
Malcolm R. Riley..............   Partner,    Riley/Pearlman/Mitchell   Company,   a   62         1990    Audit,
                                  shopping center developer and manager since 1986,                      Compensation
                                  and President, Plaza Management Company, a wholly
                                  owned  subsidiary   of   Riley/Pearlman/Mitchell,
                                  since  1992. President, MRR  Development, Inc., a
                                  shopping center developer and manager, from  1979
                                  to 1986.

                                           PRINCIPAL BUSINESS EXPERIENCE                     DIRECTOR      BOARD COMMITTEE
             NAME                              DURING PAST FIVE YEARS                 AGE   SINCE (1)        MEMBERSHIP
- - ------------------------------   --------------------------------------------------   ---   ----------   -------------------
                                                 OTHER MEMBERS OF THE BOARD
CLASS II - TERM EXPIRES IN 1995
John McMahan..................   President,  McMahan Real  Estate Securities, Inc.,   57         1993    Audit,
                                  an investment management firm. Chairman and Chief                      Compensation
                                  Executive Officer, Mellon/McMahan Real Estate Ad-
                                  visors, Inc., a real  estate advisory firm,  from
                                  1990   to  1994.  Chairman  and  Chief  Executive
                                  Officer, McMahan  Real Estate  Advisors, Inc.,  a
                                  real  estate  advisory firm,  from 1980  to 1990.
                                  Trustee, Mellon Participating Mortgage Trust.
L. Michael Foley..............   Consultant, Sears  Roebuck  and Co.,  since  1993.   55         1994    None
                                  Senior  Executive Vice President, Coldwell Banker
                                  Real Estate Group, from 1986-1993.
CLASS III - TERM EXPIRES IN 1996
C. Preston Butcher............   President and  Chief  Executive  Officer,  Lincoln   55         1985    Audit,
                                  Property   Company,   N.C.,  Inc.,   real  estate                      Compensation,
                                  developer.   Director,    The   Charles    Schwab                      Executive
                                  Corporation.
Eugene P. Carver..............   Chairman,  Hoffman Associates Incorporated, a real   65         1973    Audit,
                                  estate investment and  counseling firm.  Chairman                      Compensation,
                                  of the company since 1974.                                             Executive

- - ------------------------
(1) Years indicated are calendar years. For all directors except Messrs. Riley, McMahan and Foley, includes period of service as a trustee of the company's predecessor, BankAmerica Realty Investors.

    A description of the business experience of the other executive officers of the company is contained in the company's annual report on Form 10-K for the year ended July 31, 1994, to be filed with the Securities and Exchange Commission. The company will provide, without charge, a copy of its annual report of Form 10-K upon the written request of each shareholder solicited hereby made to the Secretary of the company at the address set forth on page one of this Proxy Statement.

    Mr. Butcher, a Class III director of the company, is a managing general partner in approximately 280 partnerships which act as the general partner of single purpose limited partnerships, each of which owns a rental real estate property. To date, fourteen of these single purpose limited partnerships have filed for protection under the Federal bankruptcy laws.

BOARD AND COMMITTEE MEETINGS; COMPENSATION OF DIRECTORS

    The Board of Directors has established an Audit Committee, an Executive Committee and a Compensation Committee. The members of these committees are indicated in the preceding section of this Proxy Statement. There is no Nominating Committee.

    The Audit Committee reviews the annual financial statements with both management and the independent auditors. Such review includes an assessment as to whether the financial statements are complete and consistent with information known to them and reflect appropriate accounting principles. The Audit Committee meets annually with the independent auditors in preparation for, and in review of, the annual audit. During fiscal 1994, the Audit Committee met twice.

    The Executive Committee has all powers of the Board in the management and affairs of the company, subject to limitations prescribed by the Board and by Delaware law. The executive committee did not meet during fiscal 1994.

    The Compensation Committee reviews the compensation of officers of the company and administers the 1984 and the 1992 Option Plans. The Compensation Committee met twice during fiscal 1994.

    During the fiscal year ended July 31, 1994, the Board held 11 meetings. All of the directors attended 75% or more of the meetings of the Board and each of the committees on which they served during fiscal 1994, except Mr. McMahan.

    The company's policy regarding compensation of directors is to pay the Chairman of the Board an annual retainer of $30,000 and to pay each other director who is not an employee of the company an annual retainer of $10,000. Directors (including the Chairman) who are not employees of the company receive an additional $1,000 for each Board meeting attended and they are also reimbursed for reasonable expenses incurred in attending Board and Committee meetings. The company has entered into an agreement with the Chairman pursuant to which payment of compensation earned by the Chairman after December 31, 1993 is deferred, with interest, until after the age of seventy and one-half years.

    Under the new Non-Employee Director Stock Plan, directors who are not employees will receive annually a stock option to purchase 2,500 shares of Common Stock, subject to shareholder approval of such Plan at the Annual Meeting. See "Approval of 1994 Non-Employee Director Stock Plan" (Proxy Item No.3). That Plan also authorizes payment of director fees, including meeting fees, in shares of Common Stock.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors and executive officers, and persons who own more than ten percent of a registered class of its equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the company.

    To the company's knowledge, based solely on review of the copies of such reports furnished to it and written representations that no other reports were required during the fiscal year ended July 31, 1994, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent shareholders were complied with; except that Mr. McMahan inadvertently failed to timely file a report showing initial ownership of Common Stock following his appointment as a director in November 1993 and a report showing change in ownership of Common Stock arising from the acquisition of 1,000 shares of Common Stock in June 1994.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth, as of September 8, 1994, information regarding the beneficial ownership of the company's Common Stock by each director of the company, by each named executive officer (as hereinafter defined) and by all directors and executive officers as a group. The amounts shown are based upon information provided by the individuals named.

                                                                                   SHARES OF        PERCENTAGE OF
                                                                                  COMMON STOCK       OUTSTANDING
                                                                                  BENEFICIALLY       SHARES OWNED
                  NAME                       CURRENT POSITION WITH COMPANY         OWNED (1)     BENEFICIALLY (1)(2)
- - --------------------------------------------------------------------------------  ------------   --------------------
Eugene P. Carver                        Director and Chairman                      24,627(3)              *
Arthur G. von Thaden                    Director and Chief Executive Officer      147,857(4)               1.4%
C. Preston Butcher                      Director                                    2,000(5)               *
L. Michael Foley                        Director                                        0                  *
John McMahan                            Director                                    1,000(6)               *
Malcolm R. Riley                        Director                                    1,000(7)               *
Byron M. Fox                            Executive Vice President                   21,939(8)               *
Howard E. Mason, Jr.                    Senior Vice President, Finance             22,272(9)               *
Ronald P. Wargo                         Senior Vice President                      21,929(10)              *
Ellen G. Breslauer                      Secretary and Treasurer                    21,326(11)              *

All Directors and Executive Officers as                                           263,950(12)              2.4%
a  group (10 persons)

- - ------------------------
 (1) The amounts and percentages of the company's Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Except as otherwise indicated, each individual has sole voting and sole investment power with regard to the shares owned by him.

 (2) Except where otherwise indicated, does not exceed 1%.

 (3) Mr. Carver -- includes 7,000 shares held in a trust of which Mr. Carver and his wife are trustees, as to which he has shared voting and investment power. Also includes 1,000 shares held by Mr. Carver's Individual Retirement Account, as to which Mr. Carver has sole voting and investment power. Also includes 14,171 shares owned by a foundation, an endowment fund, two trusts, and Hoffman Associates, Inc., (of which Mr. Carver is Chairman) and its retirement plan, as to which Mr. Carver has shared investment and voting power and as to which he disclaims any beneficial interest. Also includes 2,426 shares held by Mr. Carver as trustee for several persons. Mr. Carver disclaims any beneficial interest in these 2,426 shares.

 (4) Mr. von Thaden -- includes 378 shares held by Mr. von Thaden's wife in her Individual Retirement Account, as to which Mr. von Thaden has no voting or investment power. Also includes 130,500 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before November 8, 1994. Also includes 5,200 shares of Common Stock held as restricted shares.

 (5) Mr. Butcher -- includes 1,000 shares held by Mr. Butcher's wife as her separate property and 1,000 shares held by Mr. Butcher and his wife as community property, as to which he has shared voting and investment power.

 (6) Mr. McMahan -- owned in joint tenancy by Mr. McMahan and his wife, as to which he has shared voting and investment power.

 (7) Mr. Riley -- includes 500 shares owned in joint tenancy by Mr. Riley and his wife, and 500 owned in a family partnership as to which he has shared voting and investment power.

 (8) Mr. Fox -- includes 18,000 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before November 8, 1994. Also includes 2,900 shares of Common Stock held as restricted shares.

 (9) Mr. Mason -- includes 150 shares held by Mr. Mason's wife as her separate property and 700 shares held by Mrs. Mason as custodian for herself and her sisters. With respect to these 850 shares, Mr. Mason has no voting or investment power. Also includes 623 shares held by Mrs. Mason in her Individual Retirement Account, as to which Mr. Mason has shared investment power and no voting power. Also includes 6,526 shares held by Mr. Mason and his wife as community property, as to which shares Mr. Mason has shared voting and investment power. Also includes 11,250 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before November 8, 1994. Also includes 2,400 shares of Common Stock held as restricted shares.

(10) Mr. Wargo -- includes 17,800 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before November 8, 1994. Also includes 2,400 shares of Common Stock held as restricted shares.

(11) Ms. Breslauer -- includes 741 shares held by Ms. Breslauer's husband in his Individual Retirement Account, as to which Ms. Breslauer has shared investment power and no voting power. Also includes 6,157 shares held by Ms. Breslauer and her husband as community property, for which she has shared voting and investment power. Also includes 12,400 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before November 8, 1994. Also includes 1,500 shares of Common Stock held as restricted shares.

(12) Includes 189,950 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before November 8, 1994. Also includes 14,400 shares of Common Stock held as restricted shares.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

    The following table shows the compensation for the past three fiscal years of the company's Chief Executive Officer and each other executive officer with salary and bonus of over $100,000 for the fiscal year ended July 31, 1994 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                                         ----------------------------
                                                                           RESTRICTED
                                                  ANNUAL COMPENSATION         SHARE        OPTIONS/
                                                -----------------------      AWARDS          SARS         ALL OTHER
    NAME AND PRINCIPAL POSITION        YEAR     SALARY ($)   BONUS ($)       ($)(1)           (#)      COMPENSATION (2)
- - -----------------------------------  ---------  ----------  -----------  ---------------  -----------  ----------------
                                          1994  $  260,417   $     -0-      $  21,113         35,000      $   21,559
                                          1993     247,883      95,000         19,125         35,000          22,034
                                          1992     237,000         -0-         16,913         25,000          21,403
Arthur G. von Thaden
 President and Chief
 Executive Officer
                                          1994     159,375         -0-         10,556          3,000          21,320
                                          1993     151,667      45,000          9,563          5,000          17,582
                                          1992     147,000         -0-          8,456          5,000          16,638
Byron M. Fox
 Executive Vice President
 Acquisitions and Asset Management
                                          1994     102,167         -0-         10,556          2,500          14,326
                                          1993      98,000      30,000          9,563          3,000          10,611
                                          1992      97,167         -0-          8,456          3,000          10,280
Howard E. Mason, Jr.
 Senior Vice President,
 Finance
                                          1994     103,333         -0-         14,075          4,000          15,572
                                          1993      93,500      40,000          6,375          5,000           9,941
                                          1992      85,000         -0-          5,638          2,500           8,733
Ronald P. Wargo
 Senior Vice President
 Asset Management
                                          1994      82,417         -0-          7,038          2,000          11,479
                                          1993      78,917      27,000          6,375          2,500           8,049
                                          1992      75,333         -0-          2,819          2,000           7,522
Ellen G. Breslauer
 Secretary and Treasurer

- - ------------------------
(1)  The  amounts  reported represent  the aggregate  value of  restricted share awards at the date of award. In fiscal 1994, 1993 and 1992, the named executive officers received the following numbers of restricted share awards, respectively: Mr. von Thaden -- 600, 600, 600; Mr. Fox -- 300, 300, 300; Mr. Mason -- 300, 300, 300; Mr. Wargo -- 400, 200, 200; and Ms.
     Breslauer -- 200, 200, 100. At July 31, 1994, the aggregate number and value of shares of restricted stock held by each of the named executive officers were as follows: Mr. von Thaden -- 4,200 shares and $126,788; Mr. Fox -- 1,450 shares and $43,772; Mr. Mason -- 1,550 shares and $46,791; Mr.
     Wargo -- 800 shares and $24,150; and Ms. Breslauer -- 500 shares and $15,094. The restrictions imposed on restricted share awards lapse on the fifth anniversary of the date of grant, or if earlier, upon normal retirement, death or disability. In addition, the restrictions imposed on Mr. von Thaden's restricted shares may lapse upon termination of employment following a change in control of the company. See "-- Employment Contracts and Termination of Employment and Change-in-Control Arrangements." Dividends are paid on restricted shares at the same rate and at the same time as on the Common Stock.

(2) Consists of the company's contributions to its defined contribution retirement plan (401(k) Plan) on behalf of the named executive officers.

STOCK OPTION PLANS

    The following table sets forth (i) all individual grants of stock options made by the company during fiscal 1994 to each of the named executive officers,
(ii) the ratio that the number of options granted to each individual bears to the total number of options granted to all employees of the company, (iii) the exercise price and expiration date of these options and (iv) the estimated potential realizable values assuming certain stock price appreciation over the ten-year term.

                          OPTION GRANTS IN FISCAL 1994

                                                                                               POTENTIAL REALIZED VALUE
                                                                                               AT ASSUMED ANNUAL RATES
                                                INDIVIDUAL GRANTS                                   OF STOCK PRICE
                                -------------------------------------------------                    APPRECIATION
                                  OPTIONS      % OF TOTAL OPTIONS     EXERCISE OR                FOR OPTION TERM (2)
                                  GRANTED     GRANTED TO EMPLOYEES    BASE PRICE   EXPIRATION  ------------------------
             NAME                 (#)(1)         IN FISCAL 1994         ($/SH)        DATE         5%          10%
- - ------------------------------  -----------  -----------------------  -----------  ----------  ----------  ------------
Arthur G. von Thaden                35,000               62.0%         $   35.19      8/30/03  $  774,523  $  1,962,793
Byron M. Fox                         3,000                5.3              35.19      8/30/03      66,388       168,239
Howard E. Mason, Jr.                 2,500                4.4              35.19      8/30/03      55,323       140,200
Ronald P. Wargo                      4,000                7.1              35.19      8/30/03      88,517       224,319
Ellen G. Breslauer                   2,000                3.5              35.19      8/30/03      44,258       112,160

- - ------------------------
(1) All options shown in the table were granted under the company's 1992 Employee Stock Plan (the "1992 Plan"). The exercise price is 100% of fair market value on the date of grant. Options vest 50% on each of the first and second anniversary dates of grant and expire ten years from the date of grant. The option price is payable in cash or by delivery of previously acquired shares of Common Stock, and the option holder may in certain circumstances elect to have shares withheld to satisfy tax withholding requirements in connection with the exercise of options. Options granted may become immediately exercisable in certain events such as an optionee's retirement, death or disability, or in connection with a merger, acquisition or "change in control" as defined in the 1992 Plan. All options held by Mr. von Thaden may become immediately exercisable upon termination of employment following a change in control of the company. See "-- Employment Contracts and Termination of Employment and Change-in-Control Arrangements".

(2) Potential realizable value is calculated based on an assumption that the price of the company's Common Stock appreciates at the annual rate shown (5% and 10%), compounded annually, from the date of grant of the option until the end of the option term (10 years). The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the company's estimate or projection of future stock prices. Actual gains, if any, upon future exercise of any of these options will depend on the actual performance of the company's Common Stock and the continued employment of the executive officer holding the option through its vesting period. At 5% annual appreciation from $35.19 over a ten-year term, the stock price would be $57.32. At 10% annual appreciation from $35.19 over a ten-year term, the stock price would be $91.27.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1994
                       AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth (i) the number of shares received and the aggregate dollar value realized in connection with each exercise of outstanding stock options during fiscal 1994 by each of the named executive officers, (ii) the total number of all outstanding unexercised options held by the named executive officers as of the end of fiscal 1994 and (iii) the aggregate dollar value of all such unexercised options based on the excess of the market price of the Common Stock over the exercise price of the option.

                              NUMBER OF SHARES         VALUE
          NAME              ACQUIRED ON EXERCISE    REALIZED (1)
- - -------------------------   --------------------    ------------         NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                                                                          OPTIONS AT 7/31/94            IN-THE-MONEY OPTIONS
                                                                    -------------------------------        AT 7/31/94 (2)
                                                                      EXERCISABLE / UNEXERCISABLE   ----------------------------
                                                                                                    EXERCISABLE / UNEXERCISABLE
Arthur G. von Thaden                 0              $    0          95,500             52,500       $156,500        $    0
Byron M. Fox                         0                   0          14,000              5,500       27,529               0
Howard E. Mason, Jr.                 0                   0           8,500              4,000       10,580               0
Ronald P. Wargo                  1,200              11,250          13,300              6,500       19,668               0
Ellen G. Breslauer                 134               4,725          10,150              3,250       16,387               0

- - ------------------------
(1) Value realized is calculated by subtracting the total exercise price from the market value of the underlying Common Stock on the date of exercise. As a result of the option exercises, Mr. Wargo and Ms. Breslauer increased their holdings of company Common Stock by the 1,200 and 134 shares indicated.

(2) The market value of the company's Common Stock at July 31, 1994 was $30.88 per share.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    In 1988, the company entered into an employment agreement with Mr. von Thaden. This agreement terminates one year from the end of any month in which notice of termination is given by Mr. von Thaden or by the company. If Mr. von Thaden's employment is terminated at his option within 12 months after a "change in control" (as defined in the employment agreement) he would be entitled to receive a lump sum payment equal to 100% of the annual base salary then payable to him plus 100% of the average of his last two incentive bonuses. Based on his current base salary of $262,500 and assuming average incentive bonus compensation in the maximum amount of $157,500, this payment would amount to $420,000. If Mr. von Thaden's employment is terminated by the company without "cause" (as defined in the employment agreement) within 12 months after a change in control, or if Mr. von Thaden resigns during this 12 month period following a material change in the nature or principal place of the company's business or in his responsibilities, authority or working conditions, he would be entitled to receive a lump sum payment equal to 200% of the annual base salary then payable to him plus 200% of the average of his last two incentive bonuses. Based on his current base salary of $262,500 and assuming average incentive bonus compensation in the maximum amount of $157,500, this payment would amount to $840,000. Upon termination under these latter two circumstances, the company would also provide for Mr. von Thaden's continued participation in all life insurance, medical and disability plans for a period of up to one year after termination, and any unvested stock options, share appreciation rights and restricted shares then held by Mr. von Thaden would become fully vested concurrent with such termination.

SUPPLEMENTAL RETIREMENT BENEFITS

    In 1988, the company established an unfunded plan to provide supplemental retirement benefits to Arthur G. von Thaden and Howard E. Mason, Jr. This plan generally provides for the payment of supplemental benefits to each of Mr. von Thaden and Mr. Mason in an amount equal to the greater of (i) the excess of the benefits he would have received under the defined benefit pension plan of BankAmerica Corporation (assuming his employment with BankAmerica Realty Services, Inc. had continued until retirement at his BRE Properties, Inc. earnings levels) over the benefits he is entitled to receive under the Retirement Plan or (ii) the benefits he would have received from company contributions to the Retirement Plan absent applicable contribution limitations. These supplemental benefits are payable upon termination of employment in any actuarially equivalent form. Assuming retirement prior to age 65, the maximum estimated supplemental benefits payable to Mr. von Thaden and Mr. Mason, respectively, are $12,700 and $1,580 (under a five year certain and life annuity), or $107,500 and $14,100 (as a single lump sum payment). Assuming retirement at age 65, the estimated supplemental benefits payable to Mr. von Thaden and Mr. Mason, respectively, are $14,400 and $1,450 (under a five year certain and life annuity), or $119,100 and $12,200 (as a single lump sum payment).

                 COMPENSATION COMMITTEE REPORT ON COMPENSATION
                             OF EXECUTIVE OFFICERS

GENERAL

    The Compensation Committee of the Board of Directors (the "Committee") administers the company's executive compensation program. The Committee is composed entirely of outside directors.

    The objective of the company's executive compensation program is to develop and maintain executive reward programs which contribute to the enhancement of shareholder value, while attracting, motivating and retaining key executives who are essential to the long-term success of the company. As discussed in detail below, the company's executive compensation program consists of both fixed (base salary) and variable (incentive) compensation elements. Variable compensation consists of annual cash incentives, restricted share grants and stock option grants. These elements are designed to operate on an integrated basis and together comprise total compensation value.

    Each year, the Committee reviews executive compensation in light of the company's performance during the last fiscal year and compensation data at companies that are considered comparable. In reviewing the company's performance during fiscal 1994, the Committee considered a variety of factors. Funds from operations increased 29% from $22,116,000 in fiscal 1993 to $28,431,000 in fiscal 1994. On a per share basis, the increase was 3% due to 25% more weighted averages outstanding this year than last. At the same time, the real estate portfolio grew 15% from $284,134,000 to $326,628,000. However, the market price of the company's common stock decreased 11% during the year, from $34.75 to $30.88. In reviewing company performance, the Committee considered these factors as a whole without assigning specific weights to particular factors.

    It is the Compensation Committee's belief that none of the company's executive officers will be affected by the provisions of Section 162(m) of the Internal Revenue Code (the "Code") which limits the deductibility of certain executive compensation during 1994. Therefore, the Committee has not adopted a policy as to compliance with the requirements of Section 162(m).

BASE SALARY

    Base salary levels of the company's key executives are largely determined through comparison with comparable companies in the real estate industry. For this purpose, the Committee gives primary consideration to companies included in the equity REIT peer group used for the five-year comparison of total shareholder return. Salary information about comparable companies is surveyed by reference to public disclosures made by companies in the real estate industry. In addition, the Committee from time to time obtains information about comparable salary levels from an outside compensation consultant.

    For fiscal 1994, base salaries of the company's executive officers, including that of the Chief Executive Officer ("CEO"), were set to approximate the 50th percentile of the survey data.

ANNUAL CASH INCENTIVES

    The annual cash incentive is designed to provide a short-term (one-year) incentive to executive officers based on a percentage of the individual's base salary. Incentive awards are based on the achievement of predetermined corporate and individual performance goals. For the CEO, the relative weights of the corporate and individual performance measures are 75% to the company's goals and 25% to the individual's goals. For the Executive Vice President and the Senior Vice Presidents, the relative weights are 50% to the company's goals and 50% to the individual's goals, and for vice presidents and other officers who participate in the bonus program, the relative weights are 25% company goals and 75% individual goals. Specific individual goals for each executive are established at the beginning of the year (by the Committee in the case of the CEO and by the CEO in all other cases) and are tied to the functional responsibilities of each executive. Individual goals may include objective and subjective factors, such as improving the performance of assets managed by the executive, successful acquisitions or sales, development of leadership skills and personal training and education. The company's goals are based on operating performance, as measured by a predetermined increase in funds from operations. Other than the allocation between individual and company goals, no specific weights are assigned to the individual goals. In addition, no bonus awards are made if a minimum level of funds from operations is not met.

    In fiscal 1994, the company and certain of the individual performance targets were met. However, no cash bonuses were awarded to the named executive officers for fiscal 1994, including the CEO.

STOCK OPTIONS AND RESTRICTED SHARES

    Stock options are designed to provide long-term (ten year) incentives and rewards tied to the price of the company's common stock. Given the fluctuations of the stock market, stock price performance and financial performance are not always consistent. The Committee believes that stock options, which provide value to participants only when the company's shareholders benefit from stock price appreciation, are an important component of the company's annual executive compensation program. The number of options or shares currently held by an officer is not a factor in determining individual grants, and the Committee has not established any target level of ownership of company Common Stock by the company's officers. However, accumulation and retention of shares of company stock by officers is encouraged.

    Stock options are awarded annually in the first month following the close of each fiscal year. The company does not adhere to any firmly established formulas for the issuance of options. During fiscal 1994, 10 officers received stock option grants, including all executive officers. The Summary Compensation Table shows the options granted to the named executive officers for the past three years, including the CEO. In determining the size of the grants to the CEO and the other named executive officers, the Committee assessed relative levels of responsibility and the long-term incentive practices of other comparable companies.

    In accordance with the provisions of the company's 1992 Employee Stock Plan, the exercise price of all options granted was equal to the market value of the underlying Common Stock on the date of grant. Accordingly, the value of these grants to the officers is dependent solely upon the future growth and share value of the company's Common Stock.

    The Committee also awards restricted shares as a compensation vehicle and to retain key executive managers. Currently 11 officers, each of whom is an assistant vice president or higher of the company, hold awards. The number of restricted shares covered by each award is determined by the Committee in its discretion and generally reflects the extent of the officer's success in achieving the company's goals during the preceding year and the level of the officer's responsibility. The Summary Compensation Table shows restricted share awards made to the named executive officers over the last three years, including the CEO.

    All awards of restricted shares over the past three fiscal years have provided for vesting at the end of a period of five years. Since the holder of restricted shares would generally forfeit them if he or she were to leave the company prior to vesting, the Committee believes these awards are a significant factor in the retention of key employees and support a long-term view among the officers.

    The foregoing report is given by the members of the Compensation Committee, namely:

                           Malcolm R. Riley, Chairman
                               C. Preston Butcher
                                Eugene P. Carver
                                  John McMahan

COMPARATIVE STOCK PERFORMANCE

    The line graph below compares the cumulative total shareholder return on Common Stock of the company for the last five fiscal years with the cumulative total return on the S&P 500 Index, the NAREIT Equity REIT Total Return Index and the NAREIT Equity REIT Without Health Care Total Return Index over the same period. This comparison assumes that the value of the investment in the company's Common Stock and in each index was $100 on July 31, 1989 and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            BRE Properties, Inc.     S&P 500 Index     NAREIT Equity Index(*)     NAREIT Equity Without Health Care Index(*)
7/31/89             $100                 $100                    $100                              $100
7/31/90             $90.49               $106.47                 $92.19                            $87.70
7/31/91             $108.56              $120.07                 $103.51                           $90.34
7/31/92             $125.86              $135.39                 $119.99                           $104.15
7/31/93             $151.96              $147.13                 $153.32                           $135.61
7/31/94             $145.18              $154.93                 $159.92                           $140.94

- - ------------------------
(1) Indicates appreciation of $100 invested on July 31, 1989 in BRE Common Stock, S&P 500, NAREIT Equity REIT Total Return Index and NAREIT Equity REIT Without Health Care Total Return Index securities, assuming reinvestment of dividends.

* The NAREIT Equity REIT Total Return Index includes 170 companies with a total market capitalization of $36.8 billion. The NAREIT Equity REIT Without Health Care Total Return Index includes 162 companies with capitalization of $33.4 billion. Of these two indices, the company believes that the NAREIT Equity REIT Without Health Care Total Return Index is the more appropriate basis for comparison of stock performance due to a narrower industry focus.

                      APPROVAL OF THE AMENDED AND RESTATED
                            1992 EMPLOYEE STOCK PLAN
                               (PROXY ITEM NO. 2)

    On November 24, 1992, the shareholders approved the 1992 Employee Stock Option Plan which provides for grant of stock options, stock appreciation rights and restricted stock to officers and other key employees of the company for an aggregate of up to 375,000 shares of Common Stock. On September 26, 1994, the Board of Directors amended and restated the Plan to (i) provide for grants of Common Stock in combination or in tandem with the company's cash compensation plans, (ii) eliminate certain express requirements in the Plan as to vesting of restricted stock and provide the Compensation Committee with authority to condition vesting on the attainment of performance, longevity or other goals established by the Committee, (iii) eliminate the six-month service requirement for eligibility to receive restricted shares, and (iv) delete the authorization for regrant of options to the same optionee following surrender, cancellation or other termination of previously granted options. Such amendment and restatement, which did not otherwise materially change the Plan, is subject to approval of the company's shareholders.

    The purpose of the Plan is to provide incentives to eligible employees by providing them with a proprietary interest in the company. A copy of the amended and restated 1992 Employee Stock Plan (the "Employee Plan" or the "Plan") is attached as Exhibit A. The following summary of certain provisions of the Employee Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit A.

ADMINISTRATION OF PLAN

    The Plan provides that it shall be administered by a committee of the Board of Directors consisting of two or more directors who are "disinterested persons" and also are "outside directors." The Board of Directors has designated the Compensation Committee (the "Committee") to administer the Plan. "Disinterested person" has the meaning set forth in Rule 16b-3 under the Exchange Act. "Outside director" has the meaning set forth in the rules and regulations under Section 162(m) of the Code .

    The Committee is authorized to grant awards to eligible employees, to determine the terms and conditions thereof, to determine which persons meet the requirements with respect to eligibility, and to adopt rules and regulations relating to the Employee Plan. The individuals eligible to participate are those key salaried employees, including officers and directors who are also employees of the company, as the Committee shall determine. Currently, there are 11 persons eligible to participate in the Plan.

SHARES AVAILABLE UNDER PLAN

    Under the Plan, 375,000 shares of Common Stock are reserved for issuance pursuant to Plan grants or awards, subject to anti-dilution adjustments. To date, options and restricted stock have been awarded for 78,950 shares, leaving 296,050 shares available for further grants. As amended and restated, the Plan provides that the maximum number of shares which may be the subject of options granted to any individual in any calendar year is 100,000 shares.

    Each award under the Employee Plan contains customary anti-dilution provisions which are applicable in the event of a stock dividend, stock-split, conversion, exchange, reclassification or substitution. In the event of any other change in the corporate structure or outstanding shares, the Committee may make such equitable adjustments to the number of shares and the class of shares available under the Employee Plan or to any outstanding award as it shall deem appropriate to prevent dilution or enlargement of rights. Upon termination of any outstanding Plan awards, the shares subject to those awards may again be made the subject of additional Plan awards.

TYPES OF AWARDS

    STOCK OPTIONS. The Committee will have discretion to grant either "incentive stock options" (within the meaning of Section 422 of the Code) or non-qualified stock options. A further description of these two types of stock options appears below under the heading "Certain Federal Income Tax Consequences." All option grants will be evidenced by written agreements in such form approved by the Committee consistent with the terms of the Employee Plan. The Committee will, subject to the terms and conditions of the Employee Plan, determine the terms and conditions of option grants and the number of shares to be issued pursuant to such options.

    The Employee Plan provides that the Committee may, in its discretion, provide that an option may not be exercised in whole or in part for a specified period or periods of time. Except as so specified, an option may be exercised in whole or in part from time to time for a period of up to ten years from the date of grant. In the discretion of the Committee, an option may become immediately exercisable upon the occurrence of certain events, including upon the death or permanent disability of an optionee or upon a change in control (as defined in the Plan) of the company. In the event of the optionee's termination of employment with the company, the option shall also terminate unless extended by the Committee for a period of up to three months after termination; provided, that this period may be extended for a period of up to 12 months following termination due to death or permanent disability and for a period of up to three years following retirement at or after normal retirement age. As amended and restated, in the event of a merger, sale of assets or certain other corporate transactions, the Plan authorizes the Committee to cancel options which were exercisable at any time prior to the effective date of such transaction.

    Payment of the option price upon exercise of an option shall be in cash or, in the discretion of the Committee, in shares of Common Stock already owned by the optionee having a fair market value equal to the option price, or any combination of cash and Common Stock having a combined value equal to the option price. At the discretion of the Committee, an option agreement may also provide for the extension of an interest bearing loan from the company to the optionee to finance exercise of an option, provided that the term of the loan does not exceed ten years, the loan is with full recourse to the optionee and repayment of the loan is secured by the shares so acquired by the optionee. The Employee Plan also provides that the Committee may permit optionees to use cashless exercise methods that are permitted by law and in connection therewith the company may establish a cashless exercise program, including a program where the commissions on the sale of stock subject to an exercised option are paid by the company.

    In general, options shall be transferable only by will or by the laws of descent and distribution and, during the lifetime of the optionee, the option shall be exercisable only by the optionee or by his guardian or legal representative; however, the Committee will have the discretion to permit lifetime and death transfers to the extent permitted by Rule 16b-3 as in effect from time to time. The Securities and Exchange Commission has proposed to amend Rule 16b-3 to permit options to become transferable.

    SHARE APPRECIATION RIGHTS (SARS). The Employee Plan provides that the Committee may grant SARs in connection with all or part of any option granted under the Plan. The number of SARs granted to an optionee may not exceed the number of shares of Common Stock which the optionee may then purchase upon exercise of the related option or options.

    The holder of an option and related SARs may elect to exercise the SARs or a part thereof in lieu of exercising the option or its related portion. Upon any exercise of SARs, the optionee must surrender the related option with respect to a number of shares equal to the number of SARs exercised and, in exchange, the optionee will receive the excess of the fair market value of the Common Stock covered by the portion of the option surrendered over its option price. Payment of SARs may be made in shares of Common Stock valued at fair market value or, in the discretion of the Committee, in cash. In the event of the surrender of all or a portion of an option for SARs, the shares represented by the portion surrendered will not be available for reissuance under the Employee Plan.

    If SARs are granted with respect to an option, the existence of the SARs will require charges to income for compensation expense based on the amount, if any, by which the market price of the shares of Common Stock subject to the SARs exceeds the option price.

    RESTRICTED STOCK AWARDS. The Committee may grant restricted share, i.e, shares of Common Stock which are subject to transfer restrictions determined by the Committee in its sole discretion, and subject to substantial risk of forfeiture unless and until specific conditions established by the Committee at the time of grant are met. Such conditions may be based on continuing employment or achievement of pre-established performance goals, or both, as determined by the Committee. The specific categories of and procedures for establishing such goals are set forth in
Section 4.3 of the Employee Plan. The Committee's discretion in establishing performance goals would not be limited to Section 4.3 when an employee's compensation amount is not expected to be subject to the deduction limitations of Code Section 162(m).

    Stock certificates for restricted shares shall be issued in the name of the holder, but the certificates may be retained in escrow until such time as the restrictions shall have lapsed. The holder of restricted shares shall have all rights of a shareholder with respect to the Common Stock registered in his or her name, including the voting and dividend rights, unless otherwise provided in the restricted stock award. Under the amended and restated Plan, restricted shares which are forfeited may become available again for further Plan awards.

    SHARE AWARDS. The Employee Plan also authorizes the Committee to award or offer shares of Common Stock, either restricted or unrestricted, and as current or deferred compensation, in lieu of all or any portion of the cash compensation to which the employee is entitled, for a number of shares having a value on the grant date equal to the amount of such cash compensation.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is based on federal income tax laws and regulations as in effect on the date of this Proxy Statement and does not purport to be a complete description of the federal income tax aspects of the Employee Plan. No information is provided herein with respect to estate, inheritance, or state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an award or the disposition of any of the acquired shares under those laws. The exact federal income tax treatment of awards will depend on the specific nature of any such award. An award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted or unrestricted shares, an award which is payable in cash, or otherwise.

    INCENTIVE STOCK OPTIONS. Neither the grant nor the exercise of an incentive stock option is taxable to the employee receiving the option. If the employee holds the stock purchased upon exercise of an incentive stock option for at least one year after the purchase of the stock and until at least two years after the option was granted, his or her sale of the shares will produce long-term capital gain or loss, and the company will not be entitled to any tax deduction. However, if the employee sells or otherwise transfers the stock before these holding periods have elapsed, he or she will generally be taxed at ordinary income rates on the sale in the amount of the excess of the fair market value of the stock when the option was exercised over the option exercise price, and the company will be entitled to a tax deduction in the same amount. Any remaining gain or loss will be short-term or long-term capital gain or loss as the case may be.

    NON-QUALIFIED OPTIONS. Although the grant of non-qualified stock options under the Employee Plan also is not generally taxable to the optionee, upon exercise the optionee will be taxed at ordinary income rates on the excess of the fair market value of the stock received over the option exercise price, and the company will be entitled to a tax deduction in the same amount. The amount included in an individual's income as a result of the exercise of a non-qualified option will be treated as his or her basis in the shares acquired, and any remaining gain or loss on the subsequent sale of the shares will be treated as long-term or short-term capital gain or loss as the case may be.

    RESTRICTED STOCK. The acquisition of restricted stock is not a taxable event. When restrictions imposed upon the restricted stock expire, the holder will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the restricted stock on the date of such expiration over the purchase price, if any, for the shares. The holder may, however, elect within 30 days after the date of acquisition to recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of the restricted stock on the date of grant, determined without regard to the restrictions imposed on such shares, over the purchase price, if any, for the shares. If and when the holder recognizes ordinary income attributable to the restricted stock, the company will be entitled to a deduction for the same amount.

    SHARE APPRECIATION RIGHTS. The grant of a SAR is generally not a taxable event for the grantee. Upon the exercise of the SAR, the grantee will recognize ordinary income in an amount equal to the amount of cash or stock received upon such exercise, and the company will be entitled to a deduction for the same amount.

    OTHER AWARDS. Awards may be granted to employees under the Employee Plan that do not fall into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. In general, compensation in lieu of cash will be treated as ordinary, taxable income to the employees and deducted by the company. The company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the Employee Plan. The Plan authorizes employees to elect to have the company withhold shares from any award in the amount of the tax withholding, in which event the company would then pay the withholding amount in cash.

    EXCESS PARACHUTE PAYMENTS. Where the terms of the agreements pursuant to which specific awards made under the Employee Plan provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the company, certain amounts with respect to such awards may constitute "excess parachute payments" under the golden parachute provisions of the Code. Pursuant to such provisions, an employee will be subject to a 20% excise tax on any excess parachute payment and the company will be denied any deduction with respect to such excess parachute payment.

    ALTERNATIVE MINIMUM TAX. The amount by which the fair market value of the shares received upon exercise of an incentive option exceeds the exercise price of the shares is included in the calculation of "alternative minimum taxable income" of the optionee. The alternative minimum tax imposed on individual taxpayers is equal to the amount by which 26% of alternative minimum taxable income (28% for AMTI in excess of $175,000) exceeds the regular federal income tax rate for a taxable year. For minimum tax purposes, the basis of stock acquired through the exercise of an incentive stock option equals the fair market value taken into account in determining the amount of the alternative minimum taxable income. A portion of a taxpayer's minimum tax attributable to certain items (including the spread on the exercise of an incentive stock option) may be credited against the taxpayer's regular tax liability in later years to the extent that the regular tax liability exceeds the alternative tax.

    SECTION 162(M) COMPENSATION DEDUCTION LIMITATION. Stock options, SARs and performance-based restricted stock granted under the Employee Plan are intended to be "performance-based compensation" and therefore not subject to the deduction limitation of Code Section 162(m).

AMENDMENT AND DURATION OF THE PLAN

    The Plan expires September 27, 2002. The Plan may be terminated or amended by the Board at any time; however, any modification or amendment (i) increasing the aggregate number of shares of Common Stock which may be issued under the Plan, (ii) enlarging the class of persons who are eligible to receive awards, or
(iii) otherwise requiring shareholder approval pursuant to Rule 16b-3 of the Exchange Act or Section 162(m) of the Code will be subject to shareholder approval within one year of the adoption of such amendment.

RECENT STOCK PRICE

    The closing price of the Common Stock on October 14, 1994, as reported by the New York Stock Exchange, was $30.38 per share.

PLAN BENEFITS

    The following table sets forth certain information regarding benefits under the Employee Plan awarded during the fiscal year ended July 31, 1994.

                                                                NUMBER OF
                                                   NUMBER OF   RESTRICTED    DOLLAR
               NAME AND POSITION                  OPTIONS (1)  SHARES (2)   VALUE (3)
- - ------------------------------------------------  -----------  -----------  ---------
Arthur G. von Thaden                                  35,000          600   $  21,113
 President and CEO

Byron M. Fox                                           3,000          300      10,556
 Executive Vice President
 Acquisitions & Asset Management

Howard E. Mason, Jr.                                   2,500          300      10,556
 Senior Vice President, Finance

Ronald P. Wargo                                        4,000          400      14,075
 Senior Vice President, Asset
 Management

Ellen G. Breslauer                                     2,000          200       7,038
 Secretary & Treasurer

All Executive Officers (5 persons)                    46,500        1,800      63,338

Directors who are not Executive                       --           --          --
 Officers

Non-Executive Officer Employee                        10,000        1,050      36,950
 Group

- - ------------------------
(1) The exercise price of all such options is equal to the fair market value of a share of Common Stock on the date of grant.
(2) See footnote (1) of the Summary Compensation Table for terms of the restricted shares.
(3) Based on the number of Restricted Shares multiplied by $35.19, the closing price of the company's Common Stock on the date of award.

SHAREHOLDER APPROVAL

    The Board of Directors has unanimously approved the amended and restated 1992 Employee Stock Plan and recommends that shareholders vote "FOR" such plan.

               APPROVAL OF 1994 NON-EMPLOYEE DIRECTOR STOCK PLAN
                               (PROXY ITEM NO. 3)

    On September 26, 1994, the Board of Directors adopted, subject to shareholder approval, the 1994 Non-Employee Director Stock Plan (the "Director Plan") providing for (i) the automatic annual award of stock options to purchase shares of Common Stock to directors of the company who are not employees, and
(ii) authority to award such directors shares of Common Stock in lieu of their director fees.

    The purpose of the Director Plan is to help attract and retain experienced and knowledgeable persons to serve the company as directors through participation in stock ownership of the company. A copy of the Director Plan is attached as Exhibit B. The following summary of certain provisions of the Director Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit B.

DIRECTOR STOCK OPTIONS

    Under the Director Plan, an option for 2,500 shares of Common Stock is automatically granted to each director who is not an employee, on the date he or she becomes a director, and for an additional 2,500 shares on each subsequent anniversary date. For the five current non-employee directors, their initial grant date is September 26, 1994, subject to shareholder approval of the Plan. Having a formula in the Director Plan allows non-employee directors to receive stock options while administering the company's Employee Plan without causing the loss for certain participants in the Employee Plan of the exemption provided by Rule 16b-3.

    All options granted under the Director Plan have exercise prices equal to the fair market value of the shares on the date of grant, which is defined in the Plan as the closing sale price on the New York Stock Exchange on the date of grant. The options have terms of ten years and become exercisable as to one-half of the shares on each of the first two anniversaries of the date of grant. The options expire 90 days after the option holder ceases to be a director of the company, except that in the case of death or permanent disability of the director, the option may be exercised in full for one year after the holder ceases to be a director. The options are not transferable in any manner other than by will or the laws of descent and distribution or, in the Committee's discretion, as permitted from time to time by Rule 16b-3. Upon exercise, the purchase price for the shares is payable in full in cash.

PAYMENT OF DIRECTOR FEES IN STOCK

    The Plan also allows the Board to establish a program for non-employee directors to elect to receive all or a portion of their annual retainer and meeting fees, in lieu of cash, in shares of Common Stock valued at fair market value at the time of payment. In accordance with Rule 16b-3, a director must make an irrevocable election to receive stock in lieu of cash compensation at least six months prior to the date of any such payment. Alternatively, the Board may require that all or a portion of such fees be paid in Common Stock.

SHARES AVAILABLE UNDER PLAN.

    Under the Director Plan, up to 125,000 shares of Common Stock are available for issuance pursuant to stock options and stock awards for director fees, subject to anti-dilution adjustments.

DURATION OF PLAN

    The Plan expires September 25, 2004, although shares of Common Stock can be issued after that date pursuant to options granted prior to that date.

ADMINISTRATION OF PLAN

    The Director Plan provides that it will be administered by the Board of Directors or the Compensation Committee. Because of the Plan's automatic formula provisions, administration of the Plan does not involve decisions with regard to the granting of stock options or of shares issued to pay director fees. However, the Board or the Compensation Committee is authorized to do all things necessary or desirable in connection with the administration of the Plan, including adopting rules and regulations relating to the Plan, interpreting the Plan and the terms and conditions of any option granted under the Plan, and determining the appropriate adjustments under the anti-dilution provisions of the Plan.

AMENDMENT AND TERMINATION

    The Board of Directors may amend or terminate the Director Plan at any time, except that no such amendment can deprive the recipient of an option previously granted under the Plan or of his or her rights with respect to such option. In addition, the Plan cannot be amended more than once every six months except to the extent permitted by Rule 16b-3 and no amendment of the Plan may become effective without the approval of the shareholders of the company if such approval is required by Rule 16b-3.

FEDERAL INCOME TAX CONSEQUENCES

    Options granted under the Director Plan are subject to the federal income tax consequences for non-qualified options described above in "Approval of the Amended and Restated 1992 Employee Stock Plan -- Certain Federal Income Tax Consequences." Share awards for director fees are taxable in the same manner as would the cash payment of director fees.

OPTIONS GRANTED TO DIRECTORS UNDER THE NON-EMPLOYEE DIRECTOR STOCK PLAN

    The following table shows the options granted under the Director Plan to the five non-employee directors on September 26, 1994, subject to approval of the Director Plan by the shareholders at the Annual Meeting. In accordance with the Director Plan, additional options for 2,500 shares will be awarded to each non-employee director annually.

                       NUMBER OF
        NAME            SHARES
- - ---------------------  ---------
C. Preston Butcher        2,500
Eugene P. Carver          2,500
L. Michael Foley          2,500
John McMahan              2,500
Malcolm R. Riley          2,500

RECOMMENDATION OF BOARD OF DIRECTORS

    The Board of Directors has unanimously approved the 1994 Non-Employee Director Stock Plan and recommends that shareholders vote "FOR" the plan.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                               (PROXY ITEM NO. 4)

    Ernst & Young LLP, independent auditors, provided auditing services to the company during the fiscal year ended July 31, 1994. The directors have selected Ernst & Young LLP to audit the financial statements of the company for the fiscal year ending July 31, 1995 and recommend to the shareholders that such selection be ratified. The affirmative vote of a majority of the shares represented at the Annual Meeting and voted with respect to this proposal, if a quorum is present, is sufficient to ratify such selection. Representatives of Ernst & Young LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire. Such representatives will also be available to respond to appropriate questions. The Board of Directors unanimously recommends a vote FOR this proposal.

                             PRINCIPAL SHAREHOLDERS

    The following table indicates the only person known by the company to be the beneficial owner of more than 5% of the company's shares of Common Stock as of September 8, 1994 and the percentage of all outstanding shares of Common Stock that such shares represented. The information for the 5% holder is based on information furnished by the holder or contained in filings made with the Securities and Exchange Commission.

                                       NUMBER OF SHARES   PERCENTAGE
          NAME AND ADDRESS              OF COMMON STOCK   OF SHARES
- - -------------------------------------  -----------------  ----------
State Farm Insurance Companies              2,409,479        22%
One State Farm Plaza
Bloomington, Illinois 61701

                     PROPOSALS FOR THE 1995 ANNUAL MEETING

    Any shareholder intending to present a proposal at the 1995 Annual Meeting of Shareholders and desiring the Board to consider it for inclusion in the proxy statement and form of proxy for that meeting must submit such proposal sufficiently far in advance of the meeting that it is received at the company's executive offices on or before June 14, 1995.

                                 OTHER BUSINESS

    The Board does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the notice of meeting and referred to herein. If any other matters properly come before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereto and in accordance with the recommendations of the Board.

DATED: October 20, 1994

                                          By Order of the Board
                                          Ellen G. Breslauer, Secretary
                                          BRE PROPERTIES, INC.

                                     [LOGO]

                                                                       EXHIBIT A

                              BRE PROPERTIES, INC.
                              AMENDED AND RESTATED
                            1992 EMPLOYEE STOCK PLAN
                               SEPTEMBER 26, 1994

                                   ARTICLE I
                                    GENERAL

    1.1 PURPOSE OF THE PLAN. The purpose of the 1992 Employee Stock Plan (the "Plan") is to provide officers and other key employees of the company with incentives to continue their employment with the company and to afford them the opportunity to acquire a continuing stock ownership interest in the company, thereby providing them a proprietary interest in the success of the company.

    1.2 DEFINITIONS. As used in the Plan and the related Award Agreements, the following terms will have the meanings stated below:

        (a) "Award" means any Option, SAR, Shares or Restricted Shares granted pursuant to the Plan.

        (b) "Award Agreement" means the written agreement between the company and an employee pursuant to which an Award may be granted. The Committee shall determine the terms of each Award Agreement, subject to the terms and conditions of the Plan.

        (c) "Board" means the Board of Directors of the company.

        (d) "company" means BRE Properties, Inc., a Delaware corporation.

        (e) "Code" means the Internal Revenue Code of 1986, as amended.

        (f) "Committee" means the Compensation Committee appointed by the Board to administer the Plan. The Committee shall consist of not less than two members of the Board, who are not employees of the company and who are "disinterested persons" during their period of service on the Committee, as that term is defined in the rules and regulations promulgated by the Securities and Exchange Commission pursuant to Section 16 of the Exchange Act, and who are "outside directors" as that term is defined in the rules and regulations promulgated by the Internal Revenue Service under Section 162(m) of the Code. The Board shall have the power from time to time to add or remove members of the Committee and to fill vacancies arising for any reason.

        (g) "Exchange Act" means the Securities Exchange Act of 1934.

        (h) The "Fair Market Value" of a Share on any date means the closing price per Share on the New York Stock Exchange for that day (or, if no Shares were publicly traded on that Exchange on that date, the next preceding day that Shares were so traded on that Exchange).

        (i) "Incentive Stock Option" or "ISO" means an Option that meets the requirements of Section 422 of the Code.

        (j) "Non-qualified Stock Option" or "NQSO" means an Option that is not intended to qualify as an ISO.

        (k) "Option" means an option to purchase Shares and shall be either an ISO or a NQSO.

        (l) "Optionee" means the holder of an Option.

        (m) "Option Price" means the price to be paid for Shares upon exercise of an Option as determined in accordance with Section 2.2.

        (n) "Restricted Shareholder" shall have the meaning set forth in Section 4.1.

        (o) "Restricted Shares" means Shares issued pursuant to Article IV.

        (p) "Share Appreciation Right" or "SAR" means rights granted pursuant to
    Article III.

        (q) "Shares" means shares of Class A common stock, $.01 par value, of the company.

        (r) "Subsidiary" means any corporation in which the company owns, directly or indirectly, stock possessing more than 50 percent of the total combined voting power of all classes of stock.

    1.3  ADMINISTRATION OF PLAN.

        (a) The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have the sole authority to determine:

           (i) The employees to whom Awards shall be granted;

           (ii) The number of Shares or Restricted Shares to be covered by an Award;

           (iii) Whether and to what extent an Optionee may use already-owned Shares in payment of the Option Price upon exercise of Options;

           (iv) Which Options granted shall be ISOs and which shall be NQSOs;

           (v) The Option Price;

           (vi) The period and conditions, if any, under which each Award shall vest or be exercisable; and

           (vii) The terms and conditions of each Award Agreement between the company and each employee.

        (b) The Committee's decision construing, interpreting and administering the Plan shall be conclusive and binding on all parties. No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or to any Award granted pursuant to the Plan.

    1.4 ELIGIBILITY. The individuals who shall be eligible to participate in the Plan shall be those key salaried employees, including officers and directors if they are employees, of the company, or of any Subsidiary, as the Committee shall determine during the period of the Plan. Awards under the Plan may be made to the same eligible employee on more than one occasion.

    1.5 TYPES OF GRANTS AND AWARDS UNDER PLAN. Awards under the Plan may be in the form of Options, SARs, Shares and Restricted Shares. Options may be granted with or without related SARs. SARs may be granted only with respect to a related Option. The date of grant of an Award hereunder shall be deemed to be the date of action by the Committee, notwithstanding that issuance may be conditioned on the execution of an Award Agreement.

    1.6 TRANSFERABILITY. Except as permitted by the Committee in accordance with the rules and regulations promulgated under the Exchange Act with respect to any exemption from the short swing profit provisions of Section 16(b) of that Act, Awards under the Plan shall not be transferable by the holder other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative. This restriction shall apply to all employees receiving grants under the Plan, whether or not the employee is subject to Section 16(b).

    1.7 SHARES SUBJECT TO PLAN. The maximum number of Shares which may be issued under the Plan shall be 375,000, subject to adjustment in accordance with
Section 6.4. In the event that any outstanding Award shall expire or terminate for any reason, the Shares or Restricted Shares allocable to the unused or forfeited portion of that Award may again be available for additional Awards under the Plan. However, in the event of a surrender of an Option, or a portion of it, for SARs, the Shares represented by the Option or that part of it which is so surrendered shall not be available for reissuance under the Plan.

    1.8  EFFECTIVE DATE AND TERM OF PLAN.

        (a) The Plan, as amended hereby, shall be effective and shall be deemed to have been amended on September 26, 1994, if within twelve months after that date the Plan has been approved by the affirmative vote of the holders of a majority of those outstanding shares of voting stock of the company voting in person or by proxy at a duly held shareholder meeting.

        (b) The Board may terminate the Plan at any time. If not sooner terminated by the Board, the Plan will expire on September 27, 2002. Expiration or termination of the Plan will not affect the validity of any Awards then outstanding.

                                   ARTICLE II
                                 STOCK OPTIONS

    2.1 OPTION AGREEMENTS. The grant of an Option shall be evidenced by a written Option Agreement. Each Option Agreement shall state the number of Shares subject to the Option, the Option Price, the option period, the method of exercise, the manner of payment, the restrictions on transfer, and such other terms and conditions as the Committee shall determine consistent with the Plan. The maximum number of Shares for which Options may be granted under the Plan to any employee in any calendar year is 100,000 Shares.

    2.2 OPTION PRICE. The price to be paid for Shares upon the exercise of an Option shall be fixed by the Committee at the time the Option is granted, but shall in no event be less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

    2.3    DURATION  OF  OPTION.   No  Option  shall  be  exercisable  after the
expiration of ten years from the date of grant.

    2.4 DATE OF EXERCISE. Any Option may be exercised at any time following the date of grant, in whole or in part, unless the Committee shall otherwise provide for vesting or other restrictions under which an Option may be exercised by the Optionee, in whole or in part. In the discretion of the Committee, an Option may become immediately and fully exercisable upon the occurrence of certain times or events, including, without limitation, (i) in the event of death or permanent disability of the Optionee or (ii) upon the occurrence of a change of control of the company. For purposes of the Plan, a change of control shall be deemed to occur if any person or group together with its affiliates and associates (other than the company or any of its subsidiaries or employee benefit plans), after the effective date of the Plan, acquires direct or indirect beneficial ownership of 32 percent or more of the then outstanding Shares or commences a tender or exchange offer for 40 percent or more of the then outstanding Shares. The terms "group," "affiliates," "associates" and "beneficial ownership" shall have the meanings ascribed to them in the rules and regulations promulgated under the Exchange Act.

    2.5 METHOD OF EXERCISE. The Committee shall establish procedures governing the exercise of an Option consistent with the purposes of the Plan. Such procedures may include, without limitation, delivery to the company of written notice of exercise accompanied by payment in full of the Option Price for the Shares to which the exercise relates and payment of any amount necessary to satisfy any withholding tax liability that may result from exercise of the Option.

    2.6 PAYMENT OF OPTION PRICE. Upon exercise of an Option, the Option Price for the Shares to which the exercise relates shall be paid in full in cash or, as specified in the Option Agreement or as otherwise permitted by the Committee at the time of exercise, (i) by delivering to the company already-owned Shares having a Fair Market Value equal to the Option Price on the date of exercise,
(ii) by cashless exercise methods which are permitted by law, including, without limitation, methods whereby a broker sells the Shares to which the exercise relates or holds them as collateral for a margin loan, delivers the Option Price to the company, and delivers the remaining proceeds to the Optionee (and in connection therewith the company may establish a cashless exercise program including a program where the commissions on the sale of Shares to which the exercise relates are paid by the company), or (iii) by any combination of cash, already-owned Shares or such cashless exercise methods having a combined value equal to the Option Price. In the discretion of the Committee, already-owned Shares must have been owned by the Optionee at the time of exercise for at least the period of time specified by the Committee (which generally shall be not less than six months). Whenever payment of the Option Price would require delivery of a fractional Share, the Optionee shall deliver the next lower whole number of Shares and a cash payment shall be made by the Optionee for the balance of the Option Price.

    2.7 OPTION EXERCISE LOANS. An Option Agreement may provide for the extension of a loan from the company to the Optionee to finance exercise of the Option. Any such loan shall have a term that does not exceed ten years, shall be secured by a pledge of the Shares acquired pursuant to exercise of the Option, shall be with full recourse against the Optionee, shall bear interest at rates determined by the Committee, and shall contain such other terms and conditions as the Committee shall determine consistent with the Plan.

    2.8 TERMINATION OF EMPLOYMENT. Options shall normally terminate immediately upon termination of an Optionee's employment with the company for any reason, or not more than three months following the date of termination if permitted by the Committee, acting in its discretion. However, (i) if an Optionee dies or becomes permanently disabled while in the continuous employ of the company, the Committee may in its discretion allow the Optionee or the Optionee's estate, personal or legal representative or beneficiary, to exercise the Option (to the same extent the Optionee could have exercised it on the date of death or permanent disability) for a period of up to twelve months from the date of death or disability and (ii) if an Optionee retires at or after normal retirement age the Committee may in its discretion allow the Optionee to exercise the Option (to the same extent the Optionee could have exercised it on the date of retirement) for a period of up to three years from the date of retirement, but, in either (i) or (ii), not beyond the original option term.

                                  ARTICLE III
                           SHARE APPRECIATION RIGHTS

    3.1 GRANT OF SARS. Share appreciation rights may be granted in connection with all or any part of any Option granted under the Plan. The number of SARs granted to an Optionee shall not exceed the number of Shares which the optionee may purchase upon exercise of the related Option. SARs granted under the Plan shall be included in the related Option Agreement between the company and the Optionee.

    3.2 EXERCISE OF SARS. A holder of SARs may exercise such rights, in whole or in part, in lieu of exercise of the related Option, only to the same extent and subject to the same conditions as the related Option is then exercisable and unexercised. At the time of exercise, the Optionee shall surrender the Option with respect to the number of Shares equal to the number of SARs exercised and shall receive in return the number of Shares or amount of cash determined pursuant to Section 3.3. The number of Shares available for the grant of future Options and SARs under the Plan shall be reduced by the number of Shares with respect to which an Option is so surrendered. The Committee, in its discretion, may prescribe terms, conditions and limitations on the exercise of SARs, including, without limitation, the requirement that SARs be exercised only during the "window period" specified in Rule 16b-3(e)(3)(iii) under the Exchange Act (or any successor rule).

    3.3 PAYMENT OF SARS. Upon exercise of SARs, in consideration of the surrender of the related Option, the holder thereof shall be entitled to receive, with respect to each such right, an amount equal to the excess of the Fair Market Value of one Share at the time of exercise over the Option Price per Share for the Shares subject to the related Option and SAR being exercised. This amount shall be payable as the Optionee shall elect, in cash, Shares or any combination of cash and Shares; provided, however, that the Committee shall have sole discretion to consent to or disapprove any election to receive cash in full or partial payment of such amount. If the Optionee is to receive all or any portion of such amount in Shares, the number of Shares shall be determined by dividing such amount or portion thereof by the Fair Market Value of one Share at the time of exercise. If the number of Shares so determined is not a whole number, such number shall be reduced to the next lower whole number.

                                   ARTICLE IV
                               RESTRICTED SHARES

    4.1 AWARD OF RESTRICTED SHARES. The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award Shares to be held under the restrictions set forth in this Article IV to any eligible employee of the company. Upon making such an award, the company shall cause to have Restricted Shares issued and registered in the name of the employee to whom Restricted Shares are awarded (the "Restricted Shareholder").

    4.2 RESTRICTIONS. Restricted Shares shall be subject to forfeiture upon such terms and conditions, E.G., continued employment and performance goals, and to such restrictions against sale, transfer or other disposition as may be determined by the Committee at the time Restricted Shares are awarded. The Committee may, in its discretion, remove, modify or accelerate the release of restrictions on any Restricted Shares, including upon a change of control as defined in Section 2.4.

    4.3  PERFORMANCE GOALS.

        (a) When the Committee determines to provide for forfeiture of Restricted Shares based on performance goals, and when in the Committee's judgment the provisions of Code Section 162(m) may be applicable to an Award of Restricted Stock, the Committee shall be guided by this Section 4.3. The Committee shall establish performance goals prior to the start of the restriction period; provided that such goals may be established after the start of the fiscal year but while the outcome of the performance goal is substantially uncertain to the extent permitted under proposed or final regulations issued under Section 162(m).

        (b) Each performance goal shall identify one or more business criterion that is to be monitored during the restriction period. Such criteria may include, among other things, any of the following:

Funds from operations per share           Net income
Return on net assets                      Earnings per share
Operating ratios                          Debt reduction
Cash flow                                 Return on investment
Shareholder return                        Revenue
Revenue growth

        (c) The Committee shall determine the target level of performance that must be achieved with respect to each criterion that is identified in a performance goal in order for a performance goal to be treated as attained.

    4.4 FORFEITURE OF RESTRICTED SHARES. In the event of the forfeiture of any Restricted Shares, the company shall have the right to reacquire all or any portion of such Shares, as determined by the Committee in its sole discretion, without the payment of consideration in any form to such Restricted Shareholder, and the Restricted Shareholder shall unconditionally forfeit any right, title or interest to such Restricted Shares. All forfeited Restricted Shares shall be transferred and delivered to the company. The Committee may, in its sole discretion, waive in writing the company's right to reacquire some or all of a holder's Restricted Shares, whereupon such shares shall become fully vested in such Restricted Shareholder.

    4.5 ESCROW. In order to administer the provisions of this Article IV the stock certificates evidencing Restricted Shares, although issued in the name of the Restricted Shareholder, shall be held by the company in escrow subject to delivery to the Restricted Shareholder upon vesting. An employee's receipt of an award of Restricted Shares pursuant to the Plan shall constitute the grant of an irrevocable power of attorney to the company to permit the transfer and delivery to the company of any or all Restricted Shares which are forfeited to the company.

    4.6 DIVIDENDS ON RESTRICTED SHARES. While the Restricted Shares are held in escrow, all cash dividends the company pays on the Restricted Shares shall be subject to such terms, conditions and restrictions on payment as the Committee shall determine, and shall be delivered directly to the Restricted Shareholder, to the escrow account, or otherwise held in the manner specified by the Committee. Share dividends or other dividends in kind on any Restricted Shares held in escrow shall be paid into such escrow in the name of the Restricted Shareholder and shall be subject to the same restrictions on disposition and forfeiture provisions applicable to the Restricted Shares on which such dividend was paid.

                                   ARTICLE V
                            OTHER STOCK-BASED AWARDS

    The Committee, in its discretion, may grant Awards under the Plan in the form of Shares, either current or deferred, restricted or unrestricted, and in tandem or combination with, or as an alternative to, any other employee compensation plan of the company.

                                   ARTICLE VI
                                 MISCELLANEOUS

    6.1 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or messenger or facsimile transmission, addressed

        (a) if to the company, at

           BRE Properties, Inc.
           Telesis Tower, Suite 2500
           One Montgomery Street
           San Francisco, CA 94104-5525
           Attn: Treasurer

        (b) If to the Award holder, at the last address shown on the company's personnel records, or

        (c) to such address as either party shall later designate by notice to the other.

    6.2 AMENDMENT OR TERMINATION. The Board may, at any time and from time to time, modify, amend, suspend or terminate the Plan in any respect. Amendments to the Plan shall be subject to stockholder approval to the extent required to comply with any exemption to the short swing profit provisions of Section 16(b) of the Exchange Act pursuant to rules and regulations promulgated thereunder, with the exclusion for performance-based compensation under Internal Revenue Code Section 162 (m), or with the rules and regulations of any securities exchange on which the Shares are listed. The Board may also modify or amend the terms and conditions of any outstanding Award, subject to the consent of the holder and consistent with the provisions of the Plan.

    6.3 LEAVE OF ABSENCE. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence from the company taken by the recipient of any grant under the Plan. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall be treated as a termination of employment with the company within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on grants and awards under the Plan.

    6.4 RECAPITALIZATION. In the event of any change in capitalization which affects the Shares, whether by stock dividend, stock distribution, stock split, subdivision or combination of Shares, reclassification, merger or consolidation or otherwise, such proportionate adjustments, if any, as the Committee in its discretion deems appropriate to reflect such change shall be made with respect to the total number of Shares in respect of which Awards may be granted under the Plan, the number of Shares covered by each outstanding Award and the Option Price per Share under each Option and related SAR; however, any fractional shares resulting from any such adjustment shall be eliminated.

    6.5 REORGANIZATION. If the company merges or consolidates with another corporation and is not the surviving corporation, or if the company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clause (c) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of any outstanding Option shall be entitled, upon exercise of an Option, to receive, in lieu of Shares, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of Shares equal to the number of Shares as to which the Option may be exercised;
(b) the Committee may in its discretion waive any limitations set out in or imposed pursuant to this Plan so that all Options, from and after a date prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Committee, shall be exercisable in full; and (c) all outstanding Options which are exercisable at any time prior to the effective date of any merger, consolidation, liquidation, sale or other disposition may be cancelled by the Committee in its discretion, as of such effective date.

    6.6 GENERAL RESTRICTION. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the related Shares upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an Award restricting disposition of Shares, is necessary or desirable as a condition of, or in connection with, the making of an Award or the issue or purchase of Shares thereunder, then such grant shall not be effective in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

    6.7 WITHHOLDING TAXES. The company, with the approval of the Committee, may, at the request of an employee, retain Shares which would otherwise be delivered to the employee upon exercise of an Option or SAR or vesting of Restricted Shares or other Award, to satisfy any withholding tax liability that may result from such exercise or vesting. The Shares shall be valued for this purpose at their Fair Market Value on the date of the exercise or vesting, as the case may be. Whenever, under the Plan, payments by the company are made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements.

    6.8 NO RIGHT TO EMPLOYMENT. Nothing in the Plan nor in any agreement entered into pursuant to the Plan shall confer upon any Award holder the right to continue in the employment of the company, nor affect any right which the company may have to terminate the employment of such person.

    6.9 RIGHTS AS STOCKHOLDER. No Optionee shall have rights as a stockholder with respect to Shares acquired under the Plan unless and until the certificates for such Shares are delivered to him or her.

    6.10 EXCHANGE ACT. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                                                                       EXHIBIT B

                              BRE PROPERTIES, INC.
                     1994 NON-EMPLOYEE DIRECTOR STOCK PLAN
                               SEPTEMBER 26, 1994

1. PURPOSE OF THE PLAN. The purpose of the 1994 Non-Employee Director Stock Option Plan (the "Plan") is to attract and retain the services of experienced and knowledgeable non-employee directors to devote their utmost effort and skill to the advancement and betterment of the company by permitting them to participate in the ownership of the company.

2.  DEFINITIONS.   As used  in the Plan  and the related  Option Agreements, the following terms will have the meanings stated below:

        (a) "Award" means any Option or Shares granted pursuant to the Plan.

        (b) "Board" means the Board of Directors of the company.

        (c) "company" means BRE Properties, Inc., a Delaware corporation.

        (d) "Code" means the Internal Revenue Code of 1986, as amended.

        (e) "Committee" means the Board or its Compensation Committee appointed by the Board to administer the Plan.

        (f) "Exchange Act" means the Securities Exchange Act of 1934.

        (g) The "Fair Market Value" of a Share on any date means the closing price per Share on the New York Stock Exchange for that day (or, if no Shares were publicly traded on that Exchange on that date, the next preceding day that Shares were so traded on that Exchange).

        (h) "Option" means an option to purchase Shares.

        (i) "Optionee" means the holder of an Option.

        (j) "Option Price" means the price to be paid for Shares upon exercise of an Option.

        (k) "Shares" means shares of Class A common stock, $.01 par value, of the company.

        (l) "Subsidiary" means any corporation in which the company owns, directly or indirectly, stock possessing more than 50 percent of the total combined voting power of all classes of stock.

3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have the power to interpret the Plan and prescribe, amend, and rescind rules and regulations relating to it.

4.  PARTICIPATION IN THE PLAN.

    (a)ANNUAL STOCK OPTIONS FOR 2,500 SHARES.

       (i) INITIAL GRANTS. Each director of the company who is not otherwise an employee of the company (a "Non-Employee Director") on the date of the adoption of the Plan by the Board, but subject in any event to the approval of the Plan by the shareholders of the company not later than 12 months after the date the Board adopts the Plan, shall automatically receive an Option, subject to the further terms and conditions of the Plan, to acquire 2,500 Shares. Additionally, any Non-Employee Director hereafter appointed or elected to the Board shall also automatically receive an Option to acquire 2,500 Shares, which grant will be effective as of the date such Non-Employee Director shall be appointed or elected to the Board.

       (ii)SUBSEQUENT ANNUAL GRANTS. In addition to the initial grant of Options provided for in paragraph (a) above, each Non-Employee Director shall automatically receive an Option, subject to the terms and conditions of the Plan, for 2,500 additional Shares on each anniversary of the date of grant of the Option received pursuant to paragraph (i) above.

    (b)PAYMENT OF DIRECTOR FEES IN SHARES. Non-Employee Directors may be permitted or required, subject to policies and procedures established by the Committee, to receive Shares at Fair Market Value in lieu of cash payment of all or a portion of their fees for serving as a director and attending Board and Board committee meetings.

5. SHARES SUBJECT TO PLAN. The maximum number of Shares which may be issued pursuant to Awards under the Plan shall be 125,000, subject to adjustment in accordance with Section 8. In the event that any outstanding Award shall expire or terminate for any reason, the Shares allocable to the unused portion of that Award may again be available for additional Awards under the Plan.

6. TRANSFERABILITY. Except as permitted by the Committee in accordance with the rules and regulations promulgated under the Exchange Act with respect to any exemption from the short swing profit provisions of Section 16(b) of that Act, Awards under the Plan shall not be transferable by the holder other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only the holder or the holder's guardian or legal representative.

7. TERMS AND CONDITIONS OF OPTIONS. The Options granted hereunder will not be "incentive stock options" under Section 422 of the Code. Each Option Agreement shall state the number of Shares subject to the Option, the Option Price, the option period, the method of exercise, the manner of payment, any restrictions on transfer, and such other terms and conditions as the Committee shall determine consistent with the Plan and the following:

    (a)OPTION PRICE. The price to be paid for Shares upon the exercise of an Option shall be 100% of the Fair Market Value of the Shares on the date the Option is granted.

    (b)EXPIRATION  OF  OPTION.    No  Option  shall  be  exercisable  after  the
       expiration of ten years from the date of grant.

    (c)PAYMENT OF OPTION PRICE.   Upon exercise of  an Option, the Option  Price
       for the Shares to which the exercise relates shall be paid in full in cash.

    (d)VESTING OF OPTIONS. The Options granted hereunder shall become exercisable as to 1,250 Shares on the first anniversary of the grant date and the remaining 1,250 Shares on the second anniversary of the grant date.

    (e)TERMINATION OF OPTIONS. Options shall terminate prior to expiration upon termination of a Non-Employee Director's service as a director of the company; provided that, the Option may be exercised for 90 days following the termination date (but not beyond the expiration date) to the extent vested at the termination date; and provided further that, if termination is caused the Non-Employee Director's death or permanent disability, the Option may be exercised in full during the one year period following termination by the Optionee or the Optionee's estate.

    (f)RIGHTS AS SHAREHOLDER.   No Optionee shall have  rights as a  shareholder
       with respect to Shares acquired under the Plan unless and until the certificates for such Shares are delivered to him or her.

8. CAPITAL ADJUSTMENTS. The aggregate number of Shares with respect to which Options or other Awards may be granted hereunder, the number of Shares thereof covered by each outstanding Option and the purchase price per Share shall be proportionately adjusted for changes in the capitalization of the company resulting from a recapitalization, reorganization, merger, consolidation, exchange of shares, stock dividend, stock split, reverse stock split, or other subdivision or consolidation of shares or the like. No fractional shares shall be issued, and any fractional shares resulting from the adjustments contemplated by this subparagraph shall be eliminated from the respective Option.

9. EXCHANGE ACT SECTION 16. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

10. DURATION OF THE PLAN. The Plan shall be deemed effective on September 26, 1994, if within twelve months after that date the Plan has been approved by the affirmative vote of a majority of those outstanding shares of voting stock of the company voting in person or by proxy at a duly held shareholder meeting. The Plan shall terminate on September 25, 2004. The Plan may be terminated by the Board at any time. Expiration or termination of the Plan will not affect any Options then outstanding.

11. AMENDMENT OF THE PLAN. The Board may amend the Plan at any time; provided, however, that the Plan may not be amended more than once every six months, except to the extent permitted by Rule 16b-3 or to comply with changes in the Code, or the rules and regulations thereunder, and provided further that no such amendment shall, without the approval of the holders of a majority of the Shares voting at a duly held shareholder meeting, (i) increase the maximum number of Shares which may be purchased pursuant to the Plan, (ii) change the purchase price, (iii) change the Option period or increase the time limitation on the grant of Options under the Plan, (iv) materially modify the Plan in any manner which requires shareholder approval under Rule 16b-3 or its successor under the Exchange Act.

                    This Proxy is Solicited on Behalf of the
                              Board of Directors

     ARTHUR G. VON THADEN, HOWARD E. MASON, JR. or ELLEN G. BRESLAUER, and each of them, are hereby appointed proxies, with power of substitution, to vote all shares of Class A common stock of the undersigned at the Annual Meeting of Shareholders of BRE Properties, Inc. to be held at the A. P. Giannini Auditorium, Bank of America Center, 555 California Street, San Francisco, California, on November 22, 1994, and at any continuation thereof, in the manner indicated below, and in their discretion on any other matter which may properly come before the Meeting.

     This Proxy will be voted in accordance with instructions given. In the absence of instructions, the Proxy will be voted "FOR" Items 1, 2, 3 and 4.

     The Directors recommend a vote "FOR" the following four items:

Item No. 1. -  Election of Class III Directors

FOR / /                       WITHHOLD / /
nominees                      AUTHORITY to
listed below                  vote for
                              nominees
                              listed below.

                              Malcolm R. Riley
                              Arthur G. von Thaden


Item No. 2-

Approval of the
Amended and Restated
1992 Employee Stock Plan      FOR / / AGAINST / / ABSTAIN / /

Item No. 3-

Approval of the
1994 Non-Employee
Director Stock Plan           FOR / / AGAINST / / ABSTAIN / /


Item  No. 4-

Ratification
of the selection
of Ernst & Young
to serve as
independent auditors
for the fiscal
year ending
July 31, 1995                      FOR / / AGAINST / / ABSTAIN / /

     The undersigned hereby revokes any proxy heretofore given to vote at the meeting and acknowledges receipt of the Notice of Annual Meeting of
Shareholders and Proxy Statement dated October   , 1994 and the company's 1994
Annual Report to Shareholders.


                                   ________________, 1994
                                   Dated

                                   ________________________
                                   Signature of Shareholder

                                   ________________________
                                   Signature of Shareholder



                           PROXY INSTRUCTIONS

     Please sign exactly as the name or names appear hereon. A proxy executed by a corporation should be signed in its name by its authorized officers. Executors, administrators and trustees should so indicate when signing. SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.